EXHIBIT 10.18


                                 Loan Agreement


This Loan Agreement is made by and between TravelnStore.com, Inc. and Berkshire Capital Partners. The purpose of this Agreement is to provide financing to TravelnStore.com, Inc. for the continuing development of the its business plan. Berkshire Capital Partners agree to provide up to a maximum of $350,000, in advances which shall be multiples of $50,000, per the terms of this Agreement. In addition to the interest earned on the principal amounts advanced, as additional consideration, TravelnStore.com, Inc. herein grants Berkshire Capital Partners an Option to convert the any balance due into Common Stock of TravelnStore.com, Inc.

Berkshire Capital Partners acknowledge, by advancing funds per this Agreement, that TravelnStore.com, Inc. is a high risk borrower based upon its operating history to date, that it has performed due diligence to its satisfaction and that it is both a sophisticated and accredited investor as defined in the Securities and Exchange Act of 1933. Further, Berkshire Capital Partners is aware that TravelnStore.com, Inc. has filed a Registration Statement with the Securities and Exchange Commission for an initial public offering of stock. However, TravelnStore.com, any makes no representations as to the acceptability of the Registration Statement or of the success of the offering contained therein.

Promissory Note.

TravelnStore.com, Inc. herein acknowledges receipt of the initial advance of $50,000 as a loan from Berkshire Capital Partners, and herein promises to repay said sum, in United States currency, to the Holder of this Note, on or before May 30, 2000, plus interest calculated at the rate of 8% per annum from the date set forth below through the date of repayment. Further, TravelnStore.com, Inc. agrees to repay, in like manner, on or before May 30, 2000, plus interest calculated at the rate of 8% per annum, any additional sums advanced per this Agreement from the date of each advance.

Conversion Option.

At any time, prior to acceptance of any full or partial repayment of the balance and any accrued interest thereon, Noteholder may elect to convert said repayment and/or any remaining balance of this Note, to common stock of TravelnStore.com, Inc., at the rate of $2.00 per share.

Additional Terms.

If default is made in the payment of any installment of principal or interest due under the terms of this Note and if default is not vacated within ten (10) days after the due date thereof, the holder of this The shall have the option to declare the entire principal sum and accrued interest, if any, due and payable without notice. Failure to exercise this option shall not constitute a waiver of the right exercise the same in the event of any continuing or subsequent default.

The maker waives demand, notice, protests, and diligence and further promises that if this note is not fully paid as above provided, the maker will pay all costs and expenses, including a reasonable attorney's fee, that may be incurred in collecting this Note or any part thereof.

Subject only to the Conversion Option contained herein, the maker shall have the right to repay the principal amount, or any part thereof, without penalty at any time.

Executed this 21st day of December, 1999 at Camarillo, CA, County of Ventura.

---------------------------------------
Jim Tyner, Chairman of the Board
TravelnStore.com, Inc.